UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2010
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA (Address of Principal Executive Offices)	15317 (Zip Code)
Registrant’s telephone number, including area code: (724) 514-1800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The 2010 Annual Meeting of Shareholders of Mylan Inc. (“Mylan” or the “Company”) was held on May 14, 2010 to (i) elect nine members of the Board of Directors for one year terms; (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; (iii) consider a shareholder proposal related to an advisory (non-binding) vote on executive compensation; and (iv) consider a shareholder proposal related to retention of executive equity compensation. For more information about the foregoing proposals, see Mylan's proxy statement dated April 5, 2010, the relevant portions of which are incorporated herein by reference. As of March 25, 2010, the record date for the Annual Meeting, there were 308,257,273 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 262,225,956 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.
     Proposal No. 1 — Election of Nine Directors.

Nominee	For	Withheld

Robert J. Coury	207,409,178	13,806,147
Rodney L. Piatt	207,619,606	13,595,718
Wendy Cameron	208,572,722	12,642,603
Neil Dimick	202,300,189	18,915,136
Douglas J. Leech	207,178,712	14,036,613
Joseph C. Maroon, M.D.	209,201,811	12,013,514
Mark W. Parrish	216,263,895	4,951,430
C.B. Todd	215,620,164	5,595,161
Randall L. Vanderveen, Ph.D.	216,418,280	4,797,044
     Proposal No. 2 — Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

For	Against	Abstain	Broker Non-Votes

259,033,603	2,293,326	896,127	0
     Proposal No. 3 — Consideration of a shareholder proposal on advisory (non-binding) votes on executive compensation.

For	Against	Abstain	Broker Non-Votes

108,016,311	110,378,403	2,817,188	41,014,054
     Proposal No. 4 — Consideration of a shareholder proposal on share retention by executives following separation from employment.

For	Against	Abstain	Broker Non-Votes

75,169,031	144,320,361	1,723,010	41,013,554

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: May 18, 2010	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer